UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

____________________

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016 (November 2, 2016)

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road, Malvern,  Pennsylvania 19355

(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2016, CubeSmart (the “Company”) completed the previously announced redemption of all of its 3,100,000 outstanding shares of 7.75% Series A Cumulative Redeemable Preferred Shares (NYSE: CUBE.PRA) (the “Series A Preferred Shares”) at a cash redemption price of $25.00 per share plus accumulated and unpaid dividends up to and including the date of redemption. Following the redemption, distributions with respect to the Series A Preferred Shares will cease to accrue and the shares will be delisted from the New York Stock Exchange. The redemption price of $77.5M for the redemption of Series A Preferred Shares was paid by the Company from available cash balances.

In connection with the redemption of the Series A Preferred Shares, on November 2, 2016, the Company amended its Declaration of Trust to terminate its Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.75% Series A Cumulative Redeemable Preferred Shares, $0.01 par value per share. A copy of the amendment is filed as Exhibit 3.1 to this Form 8-K and incorporated in this Item 5.03 by reference.

Item 8.01 Other Events

The information set forth in Item 5.03 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of Declaration of Trust of CubeSmart, dated November 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: November 3, 2016	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CubeSmart, its general partner
Date: November 3, 2016	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment of Declaration of Trust of CubeSmart, dated November 2, 2016.